--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                               _________________


                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                               _________________



                           PREMIER BANCSHARES, INC.
            (Exact name of Registrant as specified in its charter)





               Georgia                                   58-1972600
(State of incorporation or organization)    (I.R.S. Employer Identification No.)




2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia                                            30326
(Address of principal executive offices)                  (Zip code)


Securities to be registered pursuant to Section 12(b) of the Exchange Act:

     Title of each class                   Name of each exchange on which
     To be so registered                   each class is to be registered
     -------------------                   ------------------------------

     Common Stock, $1.00 Par Value         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.
--------------------------------------------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The capital stock of Premier Bancshares, Inc. (the "Company") to be registered on the New York Stock Exchange (the "Exchange"), is the Company's
Common Stock with a par value of $1.00 per share.   Holders of the Common Stock
are entitled to one vote per share at all meetings of the shareholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holders of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Company.

Item 2.  Exhibits.

  3.1  Articles of Incorporation, as restated*
  3.2  Bylaws, as amended and restated*
  4.1  Form of Common Stock Certificate**
   * Incorporated by reference to the same exhibit number contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
  ** Incorporated by reference to the same exhibit number contained in the Company's Annual Report on form 10-K for the fiscal year ended December 31, 1996.



                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 27, 1999.

                                   PREMIER BANCSHARES, INC.


                                   By: /s/ Michael E. Ricketson
                                       --------------------------------------
                                       Michael E. Ricketson,
                                       Chief Financial Officer

                                      -2-